Contact:	Jim Davidson Executive Vice President – Finance 201-325-3303 jdavidson@unitedauto.com	Tony Pordon Vice President – Investor Relations 248-648-2540 tpordon@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO INCREASES DIVIDEND TO $0.11 PER SHARE

BLOOMFIELD HILLS, MI, October 26, 2004 – UnitedAuto Group, Inc. (NYSE:UAG), a FORTUNE 500 automotive specialty retailer, today announced that its Board of Directors has approved an increase in its quarterly dividend to $0.11 per share payable on December 1, 2004 to shareholders of record on November 10, 2004. UnitedAuto initially declared a quarterly dividend of $0.10 per share in the third quarter of 2003.

About UnitedAuto

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 145 franchises in the United States and 101 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties, which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference. This press release speaks only as of its date, and UnitedAuto disclaims any duty to update the information herein.

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